UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 11, 2015

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11988 El Camino Real, Suite 650 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2015, the Board of Directors of Celladon Corporation (the “Company”) appointed Andrew C. Jackson, the Company’s current Corporate Controller, as principal accounting officer. The duties of principal accounting officer were previously performed by Rebecque J. Laba. Ms. Laba will continue to serve as the Company’s Vice President, Corporate Operations.

Mr. Jackson, 46, has served as the Company’s Corporate Controller since March 2014. From 2013 to 2014, Mr. Jackson served as Corporate Controller at Sapphire Energy, Inc., a renewable energy company. From 2011 to 2013, Mr. Jackson served as Corporate Controller at REVA Medical, Inc., a medical device company. From 2006 to 2011, Mr. Jackson served as Assistant Corporate Controller at Quantum Fuel Systems Technologies Worldwide, Inc., a clean energy company. Mr. Jackson received a Bachelor of Science in Business (B.S.B.), Accounting from the University of Minnesota and a Master of Science in Business Administration (M.S.B.A), Finance from San Diego State University. Mr. Jackson is a Certified Public Accountant (currently inactive).

In connection with Mr. Jackson’s appointment as principal accounting officer, the Company entered into its standard form of indemnity agreement with Mr. Jackson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation
Dated: March 16, 2015
	By:	/s/ Paul B. Cleveland
Paul B. Cleveland
President and Chief Financial Officer